                    UGI UTILITIES INC. AND SUBSIDIARIES
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12(a)
                           (THOUSANDS OF DOLLARS)


                                                                                      Nine
                                           Nine Months                                Months
                                             Ended        Year Ended September 30,    Ended       Year Ended December 31,
                                            June 30,      -----------------------  September 30,  -----------------------
                                              1996           1995         1994         1993         1992          1991
                                           -----------    ---------     ---------    --------     --------      --------
EARNINGS:
Earnings before income taxes                $ 77,596       $ 39,759      $ 41,244    $ 28,009     $ 43,054      $ 24,470
Interest expense                              12,050         16,632        16,482      12,664       21,913        22,600
Amortization of debt discount and expense        120            206           187         147          250           265
Interest component of rental expense           1,350          1,604         1,344         953        1,256           940
                                            --------       --------      --------    --------     --------      --------
                                            $ 91,116       $ 58,201      $ 59,257    $ 41,773     $ 66,473      $ 48,275
                                            ========       ========      ========    ========     ========      ========
FIXED CHARGES:
Interest expense                            $ 12,050       $ 16,632      $ 16,482    $ 12,664     $ 21,913      $ 22,600
Amortization of debt discount and expense        120            206           187         147          250           265
Allowance for funds used during
  construction (capitalized interest)            124             65           136          87           57           126
Interest component of rental expense           1,350          1,604         1,344         953        1,256           940
                                            --------       --------      --------    --------     --------      --------
                                            $ 13,644       $ 18,507      $ 18,149    $ 13,851     $ 23,476      $ 23,931
                                            ========       ========      ========    ========     ========      ========
Ratio of earnings to fixed charges              6.68           3.14          3.27        3.02         2.83          2.02
                                            ========       ========      ========    ========     ========      ========
